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                                                                    EXHIBIT 10.5

                                ESCROW AGREEMENT

    This ESCROW AGREEMENT (this "Agreement"), effective on June 22, 2006, by and among NNN APARTMENT REIT, INC., a Maryland corporation ("Company"), NNN CAPITAL CORP., a California corporation ("Dealer Manager"), and TRUST COMPANY OF AMERICA, a national banking association ("Escrow Agent").

                                   WITNESSETH:

    WHEREAS, Company proposes to offer to the public (the "Public Offering") shares of its common stock, par value $0.01 per share (the "Shares"), pursuant to the terms of and at the prices set forth in Company's prospectus contained in the registration statement filed with the Securities and Exchange Commission, as amended (the "Registration Statement");

    WHEREAS, it is anticipated that investors will subscribe for the Shares and will provide Dealer Manager with subscription payments for such Shares (the "Subscription Payments"), which subscriptions will be contingent upon (i) their respective acceptances by Company and (ii) Company's acceptance of subscriptions aggregating at least $2,000,000 in subscription proceeds from investors who are not affiliates of Company (the "Minimum Subscription"); and

    WHEREAS, Escrow Agent has agreed to receive and hold in escrow all Subscription Payments until the earlier of (i) such time as subscriptions for the Minimum Subscription have been received and accepted by Company or (ii) the close of business on the date exactly one year after the original effective date of the Registration Statement (the "Minimum Subscription Termination Date"), and to hold and distribute such Subscription Payments in accordance with the terms and conditions herein set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT OF ESCROW AGENT. Company and Dealer Manager hereby appoint Escrow Agent to serve as escrow agent, and Escrow Agent hereby accepts such appointment, each in accordance with the terms of this Agreement. Company and Dealer Manager hereby acknowledge that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby agree that they will not represent that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein. Company and Dealer Manager further agree that the name of Escrow Agent shall not be used in any manner in connection with the offer or sale of the Shares other than to state that Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

2. DEPOSIT INTO ESCROW.

    (a) Prior to the date that subscriptions have been received for the Minimum Subscription, investors will be instructed by Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks payable to the order of, or funds wired in favor of, "Trust Company of America, as escrow agent for NNN Apartment REIT." Any instruments of payment made payable to a party other than Escrow Agent shall be returned to Dealer Manager.

    (b) Until such time as investors have subscribed for the Minimum Subscription and, thereafter, whenever Dealer Manager receives an instrument of payment made payable to Escrow Agent, Dealer Manager will (i) send to Escrow Agent, or cause to be sent to Escrow Agent, each Subscription Payment received by it, accompanied by each investor's name, social security number or tax identification number, address (and any other information required for withholding purposes), number of Shares subscribed for and amounts paid by such investor, and (ii) allow such Subscription Payments to remain in escrow with Escrow Agent and not withdraw such Subscription Payments from Escrow Agent except as herein provided. Notwithstanding the foregoing, if any investor shall exercise any right provided by law to rescind his or her subscription, Escrow Agent shall, upon notice from Company or Dealer Manager, return to such investor all Subscription Payments pertaining to such subscription, together with any earnings thereon during the period that such Subscription Payments were held by Escrow Agent under this Agreement.
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    (c) All Subscription Payments delivered to Escrow Agent by Dealer Manager pursuant hereto shall be deposited immediately by Escrow Agent in a separate account designated as the "Escrow Account for the Benefit of Subscribers for Common Stock of NNN Apartment REIT, Inc." (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the terms of this Agreement and the customary rules and regulations of Escrow Agent pertaining to such accounts.

    (d) If any of the investors' instruments of payment are dishonored or returned to Escrow Agent for nonpayment prior to receipt of the Minimum Subscription, Escrow Agent shall promptly notify Dealer Manager in writing of such nonpayment and return such instruments of payment to Dealer Manager. In any such instance, Escrow Agent is authorized to debit the Escrow Account in the amount of such return payment as well as any earnings on the investment represented by such payment.

3. INVESTMENT OF THE FUNDS IN THE ESCROW ACCOUNT. Escrow Agent shall hold funds delivered to it under the terms of this Agreement and shall from time to time invest and reinvest the funds held in the Escrow Account, as and when instructed pursuant to joint written instructions by Company and Dealer Manager, in any one or more of the following:

    (a) obligations of the United States of America;

    (b) obligations guaranteed or collateralized by the United States of America;

    (c) money market accounts of any national banks or state banks insured by the Federal Deposit Insurance Corporation, including Escrow Agent; and

    (d) certificates of deposit of any national banks or state banks insured by the Federal Deposit Insurance Corporation, including Escrow Agent.

    No investment shall be made in any instrument or security that has a maturity of greater than three (3) months. If no joint written instructions are received by Escrow Agent as provided above, Escrow Agent may invest amounts held in the Escrow Account in money market funds of the type described in subparagraph (c) above. Any income or interest realized from the investments made by Escrow Agent pursuant hereto shall be reinvested by Escrow Agent until directed otherwise under the terms of this Agreement. Dealer Manager or Company may examine any and all documentation regarding the investment of the Escrow Account during normal business hours at the offices of Escrow Agent.

4. DISBURSEMENTS FROM ESCROW ACCOUNT.

    (a) Rejected Subscriptions. No later than five (5) business days after receipt by Escrow Agent of notice from Company or Dealer Manager that Company intends to reject an investor's subscription, Escrow Agent shall pay, by certified or bank check and by first-class mail, the amount of the Subscription Payment paid by such investor (together with all earnings thereon) or Escrow Agent shall return the instruments of payment delivered to Escrow Agent with respect to any Subscription Payment if such instruments have not been processed for collection prior to such time directly to such investor.

    (b) Termination of Public Offering. In the event that on the Minimum Subscription Termination Date, Escrow Agent is not in receipt of evidence of subscriptions accepted on or before such date, and Subscription Payments dated not later than that date (or actual wired funds) at least equal to the Minimum Subscription, Escrow Agent shall promptly notify Company and Dealer Manager, and Escrow Agent shall promptly return all funds received in full directly to the investors, together with their pro rata share of any interest earned thereon, pursuant to instructions made by Company or Dealer Manager, upon which Escrow Agent may conclusively rely.

    (c) Receipt of Minimum Subscription Payments. Subject to the provisions of
Section 2 and Section 4(a) and (b) hereof, Escrow Agent shall hold all Subscription Payments deposited with Escrow Agent in the Escrow Account under the terms of this Agreement until such date (the "Minimum Subscription Satisfaction Date") as Escrow Agent determines that the Escrow Account is equal to or greater than the Minimum Subscription and has given written


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notice to Company and Dealer Manager of such occurrence (the "Minimum
Subscription Notice"). After receipt of the Minimum Subscription Notice, Company or Dealer Manager shall deliver to Escrow Agent a written instruction regarding the delivery of all Subscription Payments in the Escrow Account to Company (the "Disbursement Instruction"). Escrow Agent shall deliver all Subscription Payments in the Escrow Account and all earnings thereon to Company in the manner, amounts and to the bank accounts set forth in the Disbursement Instruction. After Escrow Agent has delivered the Minimum Subscription Notice, Dealer Manager shall send Subscription Payments to Escrow Agent made payable to Escrow Agent, and Escrow Agent will deposit the Subscription Payments into the Escrow Account, as described herein and deliver the Subscription Payments and any interest thereon in the Escrow Account to the Company as directed.

5. ESCROW AGENT COMPENSATION. Escrow Agent shall be entitled to receive compensation for its services as Escrow Agent hereunder as set forth on the schedule attached hereto and made a part hereof as Exhibit A, which compensation shall be paid by Company. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for any damages incurred by Escrow Agent, or monies whatsoever be paid out of or chargeable to the income or assets in the Escrow Account held by Escrow Agent.

6. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to Company and Dealer Manager. Such resignation shall be effective on the date specified in such notice, which shall be not earlier than thirty (30) days after such written notice has been given. In addition, Company and Dealer Manager may jointly remove Escrow Agent as the escrow agent at any time, with or without cause, by a written instrument executed by both of them (which may be executed in counterparts) given to Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of Company and Dealer Manager. Any such successor escrow agent shall deliver to Company and Dealer Manager a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of Escrow Agent hereunder and shall be entitled to receive the Escrow Account from Escrow Agent. Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If no successor escrow agent is named by Company and Dealer Manager, Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

7. LIABILITY OF ESCROW AGENT. Escrow Agent shall not be liable to Company or Dealer Manager for any losses, claims, damages, liabilities or expenses that it may incur as a result of any act or omission of Escrow Agent, unless such losses, claims, damages, liabilities or expenses are caused by Escrow Agent's bad faith, willful misconduct or gross negligence. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of Escrow Agent's counsel or counsel for any other party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including execution, or the identity or authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall, in good faith, believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

8. INDEMNIFICATION OF ESCROW AGENT. Company and Dealer Manager hereby jointly and severally agree to indemnify and hold Escrow Agent (and its officers, directors, employees and agents) harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with Escrow Agent's acceptance of its appointment hereunder, or the performance of Escrow Agent's duties hereunder, except where such losses, claims, damages, liabilities and expenses result from Escrow Agent's bad faith, gross negligence or willful misconduct.

9. DISPUTES. In the event of any disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property in the Escrow Account, Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it in the Escrow Account under this Agreement, and in so doing Escrow Agent shall be entitled to continue


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to refrain from acting until (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (ii) all differences shall have been adjusted by agreement and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

    In the event of such disagreement (or a resignation by Escrow Agent under the terms of this Agreement), Escrow Agent may tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with instituting any other legal proceeding it deems appropriate, and thereupon Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive Escrow Agent of its compensation earned prior to such filing.

10. IDENTIFYING INFORMATION. Company and Dealer Manager acknowledge that the identifying information set forth on Exhibit B is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and Company and Dealer Manager agree to provide any additional information reasonably requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Company and Dealer Manager each represents that its respective identifying information set forth on Exhibit B is true and complete on the date hereof and each agrees to notify Escrow Agent of any change with respect thereto during the term of this Agreement.

11. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of any provision of this Agreement shall be in writing and shall be deemed to have been given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested,
(iii) on the date transmitted by facsimile, if sent by 5:00 P.M., Pacific Time on a business day (or the next business day if after such time or if sent on a day other than a business day), and confirmation of receipt thereof is obtained, or (iv) on the next business day after delivery (in time for and specifying next day delivery) to Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

If to Company:                       NNN Apartment REIT, Inc.
                                     1551 N. Tustin Avenue, Suite 200
                                     Santa Ana, California 92705
                                     Facsimile No.: (___) ____ - _________
                                     Attention: [___________], President

With a copy to:                      NNN Apartment REIT, Inc.
                                     1551 N. Tustin Avenue, Suite 200
                                     Santa Ana, California 92705
                                     Facsimile No.: (___) ____ - _________
                                     Attention: Andrea R. Biller, Esq.

If to Dealer Manager:                NNN Capital Corp.
                                     4 Hutton Centre Drive, Suite 700
                                     Santa Ana, California 92707
                                     Facsimile No.: (714) 667-6843
                                     Attention: Kevin K. Hull, President and CEO

If to Escrow Agent:                  Trust Company of America
                                     7103 South Revere Parkway
                                     Centennial, CO 80112
                                     Facsimile No.: (303) 705 - 6128
                                     Attention: Terry Reitan


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or to such other address or facsimile number, or to the attention of such other person, as the receiving party has specified by prior written notice to the sending party pursuant to this Section 11.

12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13. TERM. This Agreement shall terminate within thirty (30) days receipt of written notice of termination by Company and Dealer Manager to Escrow Agent.

14. AMENDMENTS. This Agreement shall not be modified, revoked, released or terminated except upon the mutual consent of Company and Dealer Manager, given in writing and delivered to Escrow Agent. Should, at any time, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of Escrow Agent or to modify this Agreement in any manner that Escrow Agent deems undesirable, Escrow Agent may resign by notifying Company and Dealer Manager in writing, by certified mail, and until (i) acceptance by a successor escrow agent appointed jointly by Company and Dealer Manager or (ii) thirty (30) days following the date upon which such notice was delivered by Escrow Agent, whichever occurs sooner, Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement without regards to any such modification.

15. ASSIGNMENT. Except as otherwise provided herein, no party may, without the express written consent of each other party, assign or transfer this Agreement in whole or in part.

16. GOVERNING LAW. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of California without regard to its conflict of laws rules.

17. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under California law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. HEADINGS. The headings as to contents of particular sections of this Agreement are inserted for convenience and shall not be construed as a part of this Agreement or as a limitation on or expansion of the scope of any terms or provisions of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one such counterpart.

20. ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties hereto and supersedes any previous understandings, written or oral, that the parties may have reached, with respect to the subject matter of this Agreement.

                            [Signatures on Next Page]


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    IN WITNESS WHEREOF, the parties hereto have made and entered into this
Escrow Agreement on the date first written above.

COMPANY:

                                                    NNN APARTMENT REIT, INC.

                                                    By: /s/ Louis J. Rogers
                                                      --------------------------
                                                    Name: Louis J. Rogers
                                                    Title: President

DEALER MANAGER:

                                                    NNN CAPITAL CORP.

                                                    By: /s/ Kevin K. Hull
                                                       -------------------------
                                                    Name: Kevin K. Hull
                                                    Title: President and CEO

ESCROW AGENT:

                                                    TRUST COMPANY OF AMERICA

                                                    By: /s/ Theresa Bain
                                                        ------------------------
                                                    Name: Theresa Bain
                                                    Title: EVP


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                                    Exhibit A
                                Escrow Agent Fees

One-Time Escrow Services Fee - Payable in advance - $_750.00____________



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                                    Exhibit B
                             Identifying Information

Taxpayer Identification Numbers:

    Company:

    Dealer Manager: 33-0158098



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